UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2014

BLOX INC.
(Exact name of registrant as specified in its charter)

000-53565
 (Commission File Number)

Nevada	20-8530914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Suite 600 – 666 Burrard Street, Vancouver, BC V6C 3P6
(Address of principal executive offices) (Zip Code)

(604) 688-3899
(Registrant’s telephone number including area code)

Suite 206 - 595 Howe Street, Vancouver, British Columbia, V6C 2T5
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Closing of Acquisition of Concession

The Company has entered into a Deed of Assignment and Assumption Agreement dated July 24, 2014 (the “Assumption Agreement”) with Joseph Boampong Memorial Institute Ltd. (“JBMIL”) and Equus Mining Ltd. (“EML”), Burey Gold Guinee sarl (“BGGs”) and Burey Gold Limited (“BGL”) and, collectively with EML and BGGs, (the “Vendors”), pursuant to which the Company has agreed to assume JBMIL’s right to acquire a 78% beneficial interest in the Mansounia Concession (the “Property”) from the Vendors.  The Company also announces that it has exercised that right and has acquired a 78% beneficial interest in the Property.

The Property lies in the southwest margin of the Siguiri Basin, in the Kouroussa Prefecture, Kankan Region, in Guinea, West Africa and covers a surface area of 145 square kilometres.  The Property is located approximately 80 kilometres west, by road, from the country’s third largest city, Kankan.

An exploration permit for the Property was granted by the Ministère des Mines et de la Géologie on August 20, 2013.  As part of its due diligence, Blox obtained a legal opinion which confirmed that the license remains in good standing.  It is the Company’s intention to obtain an exploitation permit, which would give the Company the exclusive right to mine and dispose of minerals for 15 years, with a possible 5 year extension.  The Company has already commenced work on the feasibility study required for obtaining this permit.

In consideration for the acquisition of the interest in the Property, the Company has paid US$107,142.86 to BGL and US$42,857.14 to EML and issued BGL and EML an aggregate of 6,514,350 shares of common stock of the Company (the “First Tranche Shares”), at a deemed price of $0.1765 per share, for an aggregate deemed value of US$1,150,000. The First Tranche Shares were issued to BGL and EML in the proportions of 71.43% and 28.57%, respectively. Within 14 days of commercial gold production being publicly declared from ore mined from the Property, the Company will issue BGL and EML a second tranche of shares of common stock of the Company (the “Second Tranche Shares”). The number of Second Tranche Shares to be issued shall be calculated by dividing US$1,150,000 by the volume weighted average share price of the Company’s common stock over a 20 day period preceding the issuance date.  The Second Tranche Shares shall be issued to BGL and EML in the proportions of 71.43% and 28.57%, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	August 6, 2014	Blox, Inc.
(Registrant)

/s/ Robert Abenante
Robert Abenante President, Chief Executive Officer